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                                                        Amended Annex A

The compensation payable under Paragraph 5 of the Management Agreement between Goldman Sachs Trust and each of the undersigned shall be as follows:

Goldman Sachs Asset Management/Goldman Sachs Funds Management, L.P./Goldman Sachs Asset Management, L.P.*
                                                              Annual Rate
Goldman Sachs Emerging Markets Debt Fund(1)(1)                0.80%
Goldman Sachs placecountry-regionU.S. Mortgages Fund(1)(2)    0.40%
Goldman Sachs Investment Grade Credit Fund(1)(2)              0.40%
Goldman Sachs Government Income Fund                          0.65%
Goldman Sachs Municipal Income Fund                           0.55%
Goldman Sachs High Yield Fund                                 0.70%
Goldman Sachs High Yield Municipal Fund(8)                    0.55%
Goldman Sachs Enhanced Income Fund(9)                         0.25%
Goldman Sachs placeStateCalifornia Intermediate AMT-Free Municipal Fund(1)(6) 0.45% on first $1 billion
                                          0.41% over $1 billion up to $2 billion
0.39% over $2 billion
Goldman Sachs placeStateNew York Intermediate AMT-Free Municipal Fund(1)(6) 0.45% on first $1 billion
                                          0.41% over $1 billion up to $2 billion
0.39% over $2 billion
Goldman Sachs Tennessee Municipal Fund(1)(7)
0.45% on first $1 billion
                                          0.41% over $1 billion up to $2 billion
0.39% over $2 billion
Goldman Sachs Balanced Fund                                  0.65%
Goldman Sachs Growth and Income Fund                         0.70%
Goldman Sachs CORE Large Cap Value Fund(4)                   0.60%
Goldman Sachs CORE Large Cap Growth Fund                     0.75%
Goldman Sachs CORE Small Cap Equity Fund(1)                  0.85%
Goldman Sachs CORE International Equity Fund(1)              0.85%
Goldman Sachs CORE Tax -Managed Equity Fund(7)               0.75%
Goldman Sachs Mid Cap Value Fund                             0.75%
Goldman Sachs Small Cap Value Fund                           1.00%
Goldman Sachs Real Estate Securities Fund(1)                 1.00%
Goldman Sachs Strategic Growth Fund(5)                       1.00%
Goldman Sachs Growth Opportunities Fund(5)                   1.00%
Goldman Sachs Tollkeeper Fund(6)                             1.00%
Goldman Sachs Large Cap Value Fund(8)                        0.75%
Goldman Sachs Research Select Fund(9)                        1.00%
Goldman Sachs Concentrated Growth Fund(1)(0)                 1.00%
Goldman Sachs CORE placecountry-regionU.S. Equity Fund       0.75%
Goldman Sachs Capital Growth Fund                            1.00%
Goldman Sachs Small/Mid-Cap Growth Fund(1)(4)      1.00% on the first $2 billion
                                                   0.90% over $2 billion
Goldman Sachs U.S. Equity Dividend and Premium Fund(1)(5)
0.75% on the first $1 billion
                                          0.68% over $1 billion up to $2 billion
                                                          0.65% over $2 billion
addressStreetGoldman Sachs-Financial Square Prime Obligations Fund        0.205%
addressStreetGoldman Sachs-Financial Square Money Market Fund             0.205%
addressStreetGoldman Sachs-Financial Square Treasury Obligations Fund     0.205%
addressStreetGoldman Sachs-Financial Square Treasury Instruments Fund     0.205%
addressStreetGoldman Sachs-Financial Square Government Fund               0.205%
addressStreetGoldman Sachs-Financial Square Federal Fund                  0.205%
addressStreetGoldman Sachs-Financial Square Tax-Free Money Market Fund    0.205%

Goldman Sachs Asset Management International

Goldman Sachs Global Income Fund                              0.90%
Goldman Sachs International Equity Fund                       1.00%
Goldman Sachs Emerging Markets Equity Fund                    1.20%
Goldman Sachs placeAsia Growth Fund                           1.00%
Goldman Sachs International Growth Opportunities Fund(2)      1.20%
Goldman Sachs Japanese Equity Fund(2)                         1.00%
Goldman Sachs European Equity Fund(3)                         1.00%

Goldman Sachs Asset Management, L.P. and
Goldman Sachs Asset Management International

Goldman Sachs Global Currency Fund(1)(3)           1.00% on the first $2 billion
                                                           0.90% over $2 billion

PURSUANT TO AN EXEMPTION FROM THE COMMODITIES FUTURES TRADING COMMISSION ("CFTC") IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN FILED WITH THE CFTC. THE CFTC DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OR COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE CFTC HAS NOT REVIEWED OR APPROVED THE TRADING PROGRAM ADOPTED HEREUNDER OR ANY BROCHURE OR ACCOUNT DOCUMENT.

Dated: November 2, 2005                              GOLDMAN SACHS TRUST

                                                  By:_/s/ Kaysie Uniacke________
                                                            --------------------
                                                           Name: Kaysie Uniacke
                                              Title: President of the Registrant



GOLDMAN SACHS ASSET MANAGEMENT, L.P.     GOLDMAN SACHS ASSET MANAGEMENT
a division of Goldman, Sachs & Co.       INTERNATIONAL, an affiliate of Goldman,
                                         Sachs & Co.

By:__/ s/ Kaysie Uniacke ____________    By:_/s/ Howard B. Surloff______________
     -------------------                 -----------------------
Name: Kaysie Uniacke                     Name: Howard B. Surloff
Title: Managing Director                 Title: Secretary




*Note: Some Annual Rates have been reduced per Fee Reduction Commitments.
(1) Please note that the CORE Small Cap Equity Fund, CORE International Equity Fund and Real Estate Securities Fund were approved at the July 21, 1997 Goldman Sachs Trust Board Meeting. (2) Please note that the International Small Cap Fund and Japanese Equity Fund were approved at the April 23, 1998 Goldman Sachs Trust Board Meeting.
(3) Please note that the European Equity Fund was approved at the July 22, 1998 Goldman Sachs Trust Board Meeting. 4 Please note that the CORE Large Cap Value Fund was approved at the November 3, 1998 Goldman Sachs Trust Board Meeting. 5 Please note that the Strategic Growth Fund and Growth Opportunities Fund were approved at the April 28, 1999 Goldman Sachs Trust Board Meeting.
6 Please note that the Tollkeeper Fund was approved at the July 27, 1999 Goldman Sachs Trust Board Meeting. 7 Please note that the Large Cap Value Fund was approved at the October 26, 1999 Goldman Sachs Trust Board Meeting. 8 Please note that the High Yield Municipal Fund and the CORE Tax-Managed Equity Fund were approved at the February 3, 2000 Goldman Sachs Trust Board Meeting.
9 Please not that the Goldman Sachs Research Select Fund and Goldman Sachs Enhanced Income Fund were approved at the April 26, 2000 Goldman Sachs Trust Board Meeting 10 Please note that the Concentrated Growth Fund was approved at the August 1, 2002 Goldman Sachs Trust Board Meeting. 11 Please note that the Emerging Markets Debt Fund was approved at the July 31, 2003 Goldman Sachs Trust Board Meeting. 12 Please note that the U.S. Mortgages Fund and Investment Grade Credit Fund were approved at the October 30, 2003 Goldman Sachs Trust Board Meeting.
13 Please note that the Global Currency Fund was approved at the February 10, 2005 Goldman Sachs Trust Board Meeting. 14 Please note that the Small/Mid-Cap Growth Fund was approved at the May 12, 2005 Goldman Sachs Trust Board Meeting. 15 Please note that the U.S. Equity Dividend and Premium Fund was approved at the June 16, 2005 Goldman Sachs Trust Board Meeting.
16 Please note that the California Intermediate AMT-Free Municipal Fund and New York Intermediate AMT-Free Municipal Fund were approved at the August 4, 2005 Goldman Sachs Trust Board Meeting. 17 Please note that the Tennessee Municipal Fund was approved at the November 2, 2005 Goldman Sachs Trust Board Meeting.